Exhibit 99.1

ACTUANT ANNOUNCES 73% INCREASE IN FIRST QUARTER

DILUTED EPS, INCREASES GUIDANCE

MILWAUKEE, WI, December 16, 2004 — Actuant Corporation (NYSE: ATU) today announced results for its first quarter ended November 30, 2004. First quarter sales increased approximately 20% to $199.7 million compared to $166.6 million in the prior year. Current year results include those from Dresco B.V. (“Dresco”), which was acquired on December 30, 2003, and Yvel S.A. (“Yvel”), which was acquired on September 16, 2004. Excluding the impact of the Dresco and Yvel acquisitions and foreign currency exchange rate changes, first quarter sales increased approximately 6% over the comparable prior year period. First quarter fiscal 2005 net earnings and diluted earnings per share (“EPS”) were $17.5 million and $0.71, respectively, including a $2.0 million pre-tax gain, or $1.3 million after tax ($0.05 per diluted share), for the favorable settlement of a liability to a former subsidiary. This compares to net earnings and EPS of $0.3 million and $0.01, respectively, for the first quarter of fiscal 2004, which included a charge of $15.1 million, or $9.8 million after tax ($0.40 per diluted share), attributable to the early extinguishment of debt. Excluding the prior year debt extinguishment charge, first quarter fiscal 2005 EPS grew 73% to $0.71 from $0.41 in the prior year.

Robert C. Arzbaecher, President and CEO of Actuant, commented, “We are off to a strong start in fiscal 2005 with better than forecasted first quarter results. EPS, excluding last year’s debt extinguishment charge, increased over 70%. Enerpac, Power-Packer truck and Power-Packer automotive all exceeded expectations, even after excluding the benefit of the weaker U.S. dollar.”

Arzbaecher continued, “We are also pleased to report operating profit margin expansion compared to the first quarter last year, reflecting the benefit of ongoing cost reduction activities, improved automotive margins, and favorable sales mix. From an acquisition standpoint, Actuant has been very busy since the start of fiscal 2005, with the completion of the Yvel and A.W. Sperry acquisitions, and the signing of a definitive agreement to acquire Key Components. Yvel was accretive to earnings in the first quarter, and we expect these acquisitions to be accretive to full-year fiscal 2005 earnings. We are making progress arranging financing for the Key Components acquisition and hope to complete the acquisition around the end of this calendar year.”

Actuant’s operating profit in the first quarter of fiscal 2005 was $27.3 million, or 32% higher than the $20.7 million in the first quarter of last year, resulting from both net sales and operating profit margin growth. Operating profit margin increased from 12.4% in the first quarter of last year to 13.7% in the current year. Operating profit margins improved in both of the Company’s business segments compared to the first quarter of last year.

(more)

ATU – page 2

Fiscal 2005 first quarter Tools & Supplies segment sales were $112.5 million, a 17% increase over last year. Excluding the impact of the Dresco acquisition and the weaker U.S. dollar, segment sales increased approximately 2%. Engineered Solutions segment sales increased 24% over the prior year to $87.1 million due to higher sales in the automotive and truck markets, the weaker U.S. dollar and the Yvel acquisition. Excluding the impact of the Yvel acquisition and foreign currency rate changes, Engineered Solutions segment sales grew 12%.

Total debt at November 30, 2004 was approximately $212 million. Net debt (total debt less approximately $7 million of cash) was $205 million, compared to $188 million at the beginning of the quarter. The increase results from approximately $9 million of borrowings to fund the Yvel acquisition, and $16 million of borrowings to reimburse APW Ltd. for the fiscal 2000 income tax refund, partially offset by first quarter operating cash flow.

The Company also announced that it has raised its sales and earnings guidance for fiscal 2005. Arzbaecher stated, “Given the strong first quarter, the recently announced acquisition of A.W. Sperry, and the weaker U.S. dollar, we expect both sales and EPS to exceed our previous guidance. Specifically, we expect full year sales to be $785-800 million, and diluted EPS to be $2.40–2.50 per share. Second quarter sales are forecasted to be in the $185-190 million range, and EPS of $0.47-0.52 per share. Our revised guidance does not include the acquisition of Key Components, or the estimated $0.25 per share full year dilution from the new accounting rule applicable to our 2% convertible bonds. The impact of both of these will be incorporated into future sales and earnings guidance following completion of the Key Components acquisition, related bank and equity financing, and the adoption of the new accounting rule, all of which are expected to occur in the second quarter.”

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance (including, without limitation, the statements relating to the completion of the Key Components acquisition and the future performance of that business) and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant’s results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions and related restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company’s registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.

(more)

ATU – page 3

Actuant, headquartered in Milwaukee, Wisconsin, is a diversified industrial company with operations in more than 20 countries. The Actuant businesses are leading companies in highly engineered position and motion control systems and branded tools. Products are offered under such established brand names as A.W. Sperry, Enerpac, Dresco, Gardner Bender, Kopp, Kwikee, Milwaukee Cylinder, Nielsen Sessions, Power-Packer, Power Gear, and Yvel.

The Company will be conducting an investor conference call at 10:00 EST Friday, December 17 to discuss first quarter results. For further information on Actuant and its business units, including instructions on how to participate in the conference call, visit the Company’s website at www.actuant.com.

(tables follow)

ATU - page 4

Actuant Corporation

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	November 30, 2004	August 31, 2004
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$7,088	$6,033
Accounts receivable, net	112,895	90,433
Inventories, net	99,541	87,074
Deferred income taxes	11,681	11,126
Other current assets	4,812	7,648

Total Current Assets	236,017	202,314

Property, plant and equipment, net	50,375	47,972
Goodwill	155,415	145,387
Other intangible assets, net	22,565	22,127
Other long-term assets	6,373	6,336

Total Assets	$470,745	$424,136

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$803	$960
Trade accounts payable	68,247	64,165
Accrued compensation and benefits	19,952	21,401
Income taxes payable	11,890	9,608
Current maturities of long-term debt	4,135	3,863
Other current liabilities	39,866	34,627

Total Current Liabilities	144,893	134,624

Long-term debt, less current maturities	207,174	189,068
Deferred income taxes	9,706	8,376
Pension and postretirement benefit accruals	30,486	28,862
Other long-term liabilities	13,915	31,218

Minority interest in net equity of consolidated affiliates	177	211

Shareholders’ equity
Capital stock	4,810	4,753
Additional paid-in capital	(512,612)	(518,321)
Accumulated other comprehensive income (loss)	(8,255)	(17,600)
Stock held in trust	(1,140)	(806)
Deferred compensation liability	1,140	806
Retained earnings	580,451	562,945

Total Shareholders’ Equity	64,394	31,777

Total Liabilities and Shareholders’ Equity	$470,745	$424,136

ATU - page 5

Actuant Corporation

Condensed Consolidated Statements of Earnings

(In thousands except per share amounts)

	Three Months Ended November 30,
	2004	2003
	(Unaudited)
Net sales	$199,677	$166,584
Cost of products sold	135,850	111,966

Gross profit	63,827	54,618

Selling, administrative and engineering expenses	35,957	33,349
Amortization of intangible assets	591	547

Operating profit	27,279	20,722

Financing costs, net	1,938	4,391
Charge for early extinguishment of debt	—	15,069
Other (income) expense, net	(1,219)	453

Earnings from operations before income tax expense and minority interest	26,560	809

Income tax expense	9,110	283
Minority interest, net of income taxes	(56)	233

Net earnings	$17,506	$293

Earnings per share
Basic	$0.73	$0.01
Diluted	0.71	0.01

Weighted average common shares outstanding
Basic	23,877	23,539
Diluted	24,604	24,727

ATU - page 6

Actuant Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended November 30,
	2004	2003
	(Unaudited)
Operating Activities
Net earnings	$17,506	$293
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	4,098	3,934
Amortization of debt discount and debt issuance costs	245	374
Write-off of debt discount and debt issuance costs in conjunction with early extinguishment of debt	—	1,385
Provision for deferred income taxes	549	820
(Gain) loss on disposal of assets	(179)	70
Changes in operating assets and liabilities, excluding the effects of business acquisitions:
Accounts receivable	(11,034)	(8,355)
Inventories	(5,327)	(2,413)
Prepaid expenses and other assets	3,785	(326)
Trade accounts payable	(1,940)	(136)
Income taxes payable	5,210	(5,835)
Reimbursement to former subsidiary of tax refund	(15,837)	—
Other accrued liabilities	(3,395)	(3,431)

Net cash used in operating activities (a)	(6,319)	(13,620)

Investing Activities
Proceeds from sale of property, plant and equipment	357	—
Capital expenditures	(3,183)	(2,885)
Cash paid for business acquisition, net of cash acquired	(8,952)	(33,197)

Net cash used in investing activities	(11,778)	(36,082)

Financing Activities
Partial redemptions of 13% senior subordinated notes	—	(49,354)
Net proceeds from 2% convertible senior subordinated note offering	—	145,216
Net borrowings (repayments) on revolving credit facilities and short-term borrowings	17,625	(1,185)
Principal payments on term loans	(91)	(17,401)
Stock option exercises and other	1,233	358

Net cash provided by financing activities	18,767	77,634

Effect of exchange rate changes on cash	385	167

Net increase in cash and cash equivalents	1,055	28,099
Cash and cash equivalents - beginning of period	6,033	4,593

Cash and cash equivalents - end of period	$7,088	$32,692

(a)	Includes the net of tax cash impact of 13% senior subordinated note redemptions of $8.4 million for the three months ended November 30, 2003.

ATU - page 7

ACTUANT CORPORATION

SUPPLEMENTAL UNAUDITED DATA

    (US dollars, in thousands)

	FISCAL 2004					FISCAL 2005
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
TOOLS & SUPPLIES SEGMENT	$96,335	$103,554	$109,930	$106,298	$416,117	$112,537				$112,537
ENGINEERED SOLUTIONS SEGMENT	70,249	72,468	86,551	81,466	310,734	87,140				87,140

TOTAL REPORTED SALES	$166,584	$176,022	$196,481	$187,764	$726,851	$199,677	$—	$—	$—	$199,677

% SALES GROWTH
TOOLS & SUPPLIES SEGMENT	4.7%	14.2%	20.3%	15.0%	13.5%	16.8%
ENGINEERED SOLUTIONS SEGMENT	25.8%	40.9%	55.1%	46.0%	41.9%	24.0%
TOTAL REPORTED SALES	12.7%	23.9%	33.5%	26.7%	24.2%	19.9%

OPERATING PROFIT
TOOLS & SUPPLIES SEGMENT	$14,361	$15,714	$17,546	$17,088	$64,709	$17,718				$17,718
ENGINEERED SOLUTIONS SEGMENT	8,775	7,257	11,415	11,216	38,663	12,205				12,205
CORPORATE / GENERAL	(2,414)	(2,799)	(3,783)	(4,037)	(13,033)	(2,644)				(2,644)

TOTAL REPORTED RESULTS	$20,722	$20,172	$25,178	$24,267	$90,339	$27,279	$—	$—	$—	$27,279

OPERATING PROFIT %
TOOLS & SUPPLIES SEGMENT	14.9%	15.2%	16.0%	16.1%	15.6%	15.7%				15.7%
ENGINEERED SOLUTIONS SEGMENT	12.5%	10.0%	13.2%	13.8%	12.4%	14.0%				14.0%
TOTAL (INCLUDING CORPORATE)	12.4%	11.5%	12.8%	12.9%	12.4%	13.7%				13.7%

EBITDA EXCLUDING SPECIAL ITEMS
TOOLS & SUPPLIES SEGMENT	$16,668	$17,511	$19,618	$19,378	$73,175	$19,487				$19,487
ENGINEERED SOLUTIONS SEGMENT	9,921	8,986	12,753	13,285	44,945	13,509				13,509
CORPORATE / GENERAL	(2,386)	(2,709)	(3,632)	(3,677)	(12,404)	(400)				(400)

EBITDA EXCLUDING SPECIAL ITEMS	24,203	23,788	28,739	28,986	105,716	32,596	—	—	—	32,596
SPECIAL ITEMS (1)	(15,069)	(2,268)	(9,940)	(9,458)	(36,735)	—				—

EBITDA (2)	$9,134	$21,520	$18,799	$19,528	$68,981	$32,596	$—	$—	$—	$32,596

EBITDA %
TOOLS & SUPPLIES SEGMENT	17.3%	16.9%	17.8%	18.2%	17.6%	17.3%				17.3%
ENGINEERED SOLUTIONS SEGMENT	14.1%	12.4%	14.7%	16.3%	14.5%	15.5%				15.5%
TOTAL EXCLUDING SPECIAL ITEMS (INCLUDING CORPORATE)	14.5%	13.5%	14.6%	15.4%	14.5%	16.3%				16.3%

(1)	First, third and fourth quarter 2004 special items represent charges related to the early redemption of debt. Second quarter 2004 special items represent the non-cash charge attributable to the write-off of remaining debt issuance costs associated with the senior secured credit facility that was replaced during February 2004.
(2)	EBITDA excludes discontinued operations.

ATU - page 8

ACTUANT CORPORATION

Reconciliation of GAAP measures to non-GAAP measures

    (In thousands, except per share amounts)

	FISCAL 2004					FISCAL 2005
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
NET EARNINGS EXCLUDING DISCONTINUED OPERATIONS AND SPECIAL ITEMS (1)
NET EARNINGS (GAAP MEASURE)	$293	$8,758	$7,466	$18,306	$34,823	$17,506				$17,506
DISCONTINUED OPERATIONS (NET OF TAX)	—	—	—	(10,933)	(10,933)	—				—

NET EARNINGS FROM CONTINUING OPERATIONS	293	8,758	7,466	7,373	23,890	17,506	—	—	—	17,506
DEBT EXTINGUISHMENT COSTS (NET OF TAX)	9,795	1,479	6,791	7,084	25,149	—				—

NET EARNINGS EXCLUDING SPECIAL ITEMS (NON-GAAP MEASURE)	$10,088	$10,237	$14,257	$14,457	$49,039	$17,506	$—	$—	$—	$17,506

DILUTED EARNINGS PER SHARE EXCLUDING DISCONTINUED OPERATIONS AND SPECIAL ITEMS (1)
NET EARNINGS (GAAP MEASURE)	$0.01	$0.35	$0.30	$0.75	$1.41	$0.71				$0.71
DISCONTINUED OPERATIONS (NET OF TAX)	—	—	—	(0.45)	(0.44)	—

NET EARNINGS FROM CONTINUING OPERATIONS	0.01	0.35	0.30	0.30	0.97	0.71	—	—	—	0.71
DEBT EXTINGUISHMENT COSTS (NET OF TAX)	0.40	0.06	0.28	0.29	1.02	—

NET EARNINGS EXCLUDING SPECIAL ITEMS (NON-GAAP MEASURE)	$0.41	$0.41	$0.58	$0.59	$1.99	$0.71	$—	$—	$—	$0.71

EBITDA EXCLUDING DISCONTINUED OPERATIONS AND SPECIAL ITEMS (2)
NET EARNINGS (GAAP MEASURE)	$293	$8,758	$7,466	$18,306	$34,823	$17,506				$17,506
DISCONTINUED OPERATIONS (NET OF TAX)	—	—	—	(10,933)	(10,933)	—				—

NET EARNINGS FROM CONTINUING OPERATIONS	293	8,758	7,466	7,373	23,890	17,506	—	—	—	17,506
NET FINANCING COSTS	4,391	3,877	2,900	2,391	13,559	1,938				1,938
INCOME TAX EXPENSE	283	4,660	4,428	5,305	14,676	9,110				9,110
DEPRECIATION & AMORTIZATION	3,934	4,254	4,066	4,343	16,597	4,098				4,098
MINORITY INTEREST	233	(29)	(61)	116	259	(56)				(56)

EBITDA (NON-GAAP MEASURE)	9,134	21,520	18,799	19,528	68,981	32,596	—	—	—	32,596
SPECIAL ITEMS (3)	15,069	2,268	9,940	9,458	36,735	—				—

EBITDA EXCLUDING SPECIAL ITEMS (NON-GAAP MEASURE)	$24,203	$23,788	$28,739	$28,986	$105,716	$32,596	$—	$—	$—	$32,596

(1)	Net earnings and diluted earnings per share excluding discontinued operations and special items represents net earnings and diluted earnings per share per the Condensed Consolidated Statement of Earnings net of charges or credits for items that are not representative of the normal recurring operations of the current portfolio of Actuant companies. These items include results from discontinued operations and expenses recorded to extinguish debt entered into at the time of the spin-off. These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company’s operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.
(2)	EBITDA represents net earnings before financing costs, income tax expense, depreciation & amortization and minority interest. EBITDA excluding discontinued operations and special items is net of charges or credits that are not representative of the normal recurring operations of the current portfolio of Actuant companies. These special items include results from discontinued operations, expenses recorded to extinguish debt entered into at the time of the spin-off and litigation charges related to matters associated with businesses divested prior to the spin-off. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statementes of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the company’s ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.
(3)	First, third and fourth quarters 2004 special items represent charges related to the early redemption of debt. Second quarter 2004 special items represent the non-cash charge attributable to the write-off of remaining debt issuance costs associated with the senior secured credit facility that was replaced during February 2004.